SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 3, 1997


                             UFP Technologies, Inc.
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Exact Name of Registrant as Specified in Its Charter)


     Delaware                   0-20967              04-2314970
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  (State or Other             (Commission          (I.R.S. Employer
     Jurisdiction             File Number)         Identification No.)
of Incorporation)


172 East Main Street, Georgetown, Massachusetts             01833-2107
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (Address of Principal Executive Offices)               (Zip Code)


                                                         (508) 352-2200
Registrant's telephone number, including area code . .  . . . . . . . . . . .


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          (Former Name or Former Address, If Changed Since Last Report)



Total number of pages:  34
Exhibit index at page:  3


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Item 2.   Acquisition of Assets

         On February 3, 1997, the Registrant acquired, effective as of January 1, 1997, substantially all of the properties and assets of Foam Cutting Engineers, Inc., an Illinois corporation ("FCE"), for an aggregate purchase price of approximately $1,525,000 (net of excess cash received in the transaction), plus the assumption of approximately $340,000 of liabilities. The purchase price paid in connection with the acquisition was based on a determination by the Board of Directors of the Registrant as to the fair market value of the business of FCE. The Registrant funded the acquisition through its existing resources including its working capital bank line of credit with The First National Bank of Boston. FCE is engaged in the business of designing and manufacturing engineered foam plastics for packaging and specialty applications based in Addison Illinois. The Registrant intends to retain the existing management team, plant and employees of FCE.

Item 7.   Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired and Pro Forma Financial Information.

                  None.

         (b)      Exhibits.

                  Exhibit No.                         Description of Exhibit

                       2                              Plan of Acquisition





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 UFP TECHNOLOGIES, INC.


Date:  February 18, 1997             By: /s/ Paul Greenler
                                         ---------------------------------------
                                          Paul Greenler, Chief Financial Officer





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                                  EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

    2                        Plan of Acquisition







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                                                                   EXHIBIT NO. 2

                       ASSETS FOR CASH PURCHASE AGREEMENT


      AGREEMENT entered into effective as of the 1st day of January, 1997, by and between UFP Technologies, Inc., a Delaware corporation with its principal place of business located at 172 East Main Street, Georgetown, Massachusetts (the "Buyer") and Foam Cutting Engineers, Inc., an Illinois corporation with its principal place of business located at 1235 National Avenue, Addison, Illinois and Imaginative Technology International Ltd., a subsidiary of Foam Cutting Engineers, Inc. (collectively, the "Seller").

                                    RECITALS:

      WHEREAS, the Buyer wishes to acquire substantially all of the properties and assets of Seller and assume certain liabilities and obligations of Seller, and Seller wishes to convey such assets to Buyer, subject to such liabilities and subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to consummate said sale, the parties hereto agree as follows:

SECTION  1. PURCHASE AND SALE OF ASSETS.

      1.1        Purchased Assets.

                 (a) Subject to the provisions of this Agreement and except as expressly excluded in paragraph (b), Seller hereby agrees to sell, convey, transfer and assign to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing (as defined in Section 1.5 hereof), all of the Seller's right, title and interest in and to all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation all assets shown or reflected on the Closing Balance Sheet (as defined in Section 2.6 hereof), the contracts assigned to the Buyer pursuant to Section 1.2(a) hereof and the following:

                 (i) All cash, accounts receivable, prepaid items and deposits, equipment, furnishings, fixtures, inventory, supplies, real estate and other real and personal property owned by the Seller;

                 (ii) All of the client lists, protocols, manuals and records relating to the business of the Seller, wherever located; and copies of the financial, accounting and other business records of the Seller relating to any of the Purchased Assets;

                 (iii) All rights to use of the name, all trade secrets, tradenames, trademarks, technologies, inventions (whether patentable or not), patents, know-how, formulae, processes, procedures, research records, marketing know-how and all other intangibles of the Seller, including all goodwill in or related to the business of the Seller;






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                 (iv) All assets that, while not reflected on the Closing
Balance Sheet, are currently used by the Seller in the operation of its business; and

                 (v) All of the Seller's rights and interests in and to the contracts and personal property and leases, if any, listed on Schedule 1.2(a) that are assigned to and assumed by the Buyer pursuant to Section 1.2(a).

      All of the foregoing assets listed herein shall be referred to as the "Purchased Assets." The Purchased Assets shall be transferred to the Buyer free and clear of all liens, security interests, claims or other encumbrances, other than as set forth on Schedule 2.10.

                  (b) The following assets shall be excluded from the Purchased
         Assets:

                 (i) assets and property disposed of since the date of the Closing Balance Sheet in the ordinary course of business and such other assets, if any, as have been disposed of pursuant to this Agreement;

                 (ii) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization;

                 (iii) Seller's insurance records and tax returns; and

                  (iv) Seller's insurance policies other than as set forth on
Schedule 1.1.

   1.2           Assignment of Contracts.

                 (a) The Parties hereto shall execute an Assumption Agreement in substantially the form of Exhibit 1.2(a) hereto ("Assumption Agreement"), pursuant to which, as of the Closing, the Seller shall assign and the Buyer shall assume, any of the Seller's rights and obligations for periods subsequent to the Closing pursuant to those commitments, contracts, leases, licenses and other agreements that are expressly set forth on Schedule 1.2(a) (the "Assigned Contracts"); provided, however, that all such assignments shall be subject to obtaining any approval or consent required by law or under the operative agreement.

                 (b) The Buyer shall have the right to hire any and all of the current employees of the Seller as of the Closing. Notwithstanding the foregoing, Seller shall have the right, subject to the demands of the business, to make reasonable use of such employees as may be reasonably necessary for the preparation of financial, accounting and tax return preparation for the Seller during 1997.

   1.3           Assumption of Liabilities.

                 (a) Upon the sale and purchase of the Purchased Assets, except as excluded in paragraph (b), the Buyer shall assume and agree to pay or discharge when due the following:

                 (i) all the liabilities of Seller shown on the Closing Balance Sheet which are outstanding at the time of the Closing (other than any accrued tax liabilities of any nature whatsoever);





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                 (ii) all liabilities and obligations incurred by Seller in the ordinary course of business and consistent with the terms hereof since the date of the Closing Balance Sheet which are outstanding at the time of the Closing;

                 (iii) the liabilities and obligations of the Seller with respect to the lease for the real estate currently occupied by the Seller as set forth on Schedule 1.2(a) hereto ; and

                 (iv) the liabilities and obligations of the Seller with respect to the DT 3000 machine currently on order from Data Technologies Inc. for the Seller.

The foregoing liabilities listed herein to be assumed by Buyer shall be referred to as the "Assumed Liabilities."

                 (b) Except to the extent expressly assumed pursuant to Section 1.3(a) above, Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the Seller, or any Affiliate (as defined below), or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Closing Balance Sheet or a Schedule hereto:

                 (i) liabilities and obligations related to or arising from the transactions with any officer, director or stockholder of Seller or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");

                 (ii) liabilities and obligations for taxes of any kind, including taxes related to or arising from the transfers contemplated hereby;

                 (iii) liabilities and obligations for damage or injury to person or property based upon events occurring prior to the date of Closing;

                 (iv) liabilities and obligations to employees of Seller, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, back pay, accrued vacation, certain bonuses owed to certain sales people as set forth on Schedule 1.3, or obligations related to or resulting from severance of employment by Seller;

                 (v)    workmen's liens on any of the Purchased Assets;

                 (vi) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses related to Seller's proxy material, transfer and other taxes, and expenses pertaining to its liquidation or the performance by Seller of its obligations hereunder;

                 (vii) liabilities of Seller to its dissenting stockholders, if any; and

                 (viii) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class.






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                 (c) The assumption of Assumed Liabilities by Buyer hereunder shall be treated as independent of Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective subsidiaries, if any.

   1.4 Purchase Price and Payment. The aggregate purchase price (the "Purchase Price") for the Purchased Assets shall be the sum of Two Million Dollars ($2,000,000), which shall be payable as follows:

                 (a) the sum of Twenty Thousand Dollars ($20,000) previously delivered to the Seller as a "good faith" binder upon execution of a letter of intent dated November 25, 1996 between the Parties; and

                 (b) the sum of One Million Seven Hundred Fifty-Two Thousand Five Hundred Dollars ($1,752,500) in cash, by certified or bank cashiers check or by wire transfer of funds to an account specified by the Seller;

                 (c) a credit in the amount of Twenty Seven Thousand Five Hundred Dollars ($27,500) pursuant to Section 2.8; and

                 (d) the sum of Two Hundred Thousand Dollars ($200,000) by wire transfer of funds to the Escrow Agent, to be held pursuant to the Escrow Agreement in substantially the form of Exhibit 1.4 hereto (the "Escrow Agreement") such sum (subject to reduction for any claims that may be made by Buyer under Section 10 hereof) to be released to Seller as follows: (i) the sum of One Hundred Thousand Dollars ($100,000) 120 days following the Closing and
(ii) the balance of One Hundred Thousand Dollars ($100,000) on August 20, 1997.

   1.5 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer at One Financial Center, Boston, Massachusetts, at 10:00 a.m. on Friday, January 31, 1997 or at such other place, date or time as may be fixed by mutual agreement of the parties; (the "Closing Date") provided, however, that in no event shall the Closing date be extended beyond February 14, 1997.

   1.6 Delivery of Assumption of Liabilities. At the Closing, Buyer shall deliver or cause to be delivered to Seller, among other things, an agreement to assume the Assumed Liabilities having substantially the provisions of Section
1.3 hereof and in substantially the form of Exhibit 1.2(a).

   1.7 Transfer of Purchased Assets. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Purchased Assets including bills of sale, assignments of leases, title to vehicles subject to title registration, deeds for real estate, and such other instruments of transfer as may be required. Such instruments of transfer (a) shall be in the form and shall contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to counsel for Buyer, and (c) shall effectively vest in Buyer good and marketable title to all the Purchased Assets, free and clear of all liens, restrictions and encumbrances except those specifically disclosed in the schedules hereto or in the Base Balance Sheet and which Buyer has agreed herein may remain in place at and after Closing.

   1.8 Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Seller excluded under Subsection 1.1(b)) and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the assets and business of Seller. After the Closing, Buyer shall afford to Seller and its accountants and attorneys reasonable access to the books and records of Seller delivered to Buyer under this Section 1.8 and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such tax returns of Seller as may be required after the Closing and for other proper purposes approved by Buyer.

   1.9 Further Assurances. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.7) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Purchased Assets. To the extent that the assignment of the Assigned Contracts shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Seller shall use its best efforts before and after the Closing to obtain any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller.

  1.10 Tax Returns. Seller, with the assistance of and subject to review by Buyer, shall promptly prepare and file on or before the due date or any extension thereof (together with Seller's payment for the amount of taxes shown to be due thereon) all required federal, state and local tax returns with respect to Seller's operations prior to the Closing.

  1.11 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule 1.11. To ensure consistent reporting, the Buyer and the Seller shall report this transaction in accordance with Schedule 1.11 for Federal and state income tax purposes.

  1.12 Sales and Transfer Taxes. The Seller shall be responsible for the payment of all applicable sales, transfer, use, property filing and other similar taxes, charges and fees of any kind whatsoever connected with the transfer of the Purchased Assets to the Buyer, but excluding any and all taxes, charges and fees assessable pursuant to Massachusetts law as a result of the transactions.

  1.13 Delivery of Bill of Sale and Conveyance. At the Closing, the Seller shall deliver or cause to be delivered to Buyer, among other things, a Bill of Sale and Conveyance in substantially the form of Exhibit 1.13.

  1.14 Delivery of Assignment of Patents and Trademarks. At the Closing, the Seller shall deliver to cause to be delivered to Buyer, among other things, an Assignment of Patents and an Assignment of Trademarks, each in a form acceptable to counsel for the Buyer.

  1.15 Title Insurance and Deed. Prior to the Closing Seller shall furnish Buyer at Seller's expense a commitment by a title insurance company, licensed to do business in Illinois, to issue an owners title insurance policy on the current form for such policy of the American Land Title Association, the commitment for the land shown in Schedule 1.15, for the value thereof as shown on Schedule 1.11, and be subject only to permitted exceptions, if any. the permitted exceptions are (a) general real estate taxes not yet due and payable, (b) special assessments confirmed after the contract date, (c) building lines and use and occupancy restrictions, (d) zoning laws and ordinances, (e) easements for public utilities (f) drainage ditches, feeders, laterals, drain tiles, pipe and other conduit and (g) convenants, conditions and restrictions of record.

                 At the Closing, Seller shall convey to Buyer by recordable, stamped warranty deed, good title to the premises, as shown in Schedule 1.15 subject only to the permitted exceptions.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.

The Seller hereby represents and warrants to the Buyer that each of the statements contained in this Section 2 is true, complete and accurate as of the date of this Agreement and will remain true, complete and accurate as of the Closing.

   2.1 Organization and Qualification of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite power and authority to (i) own, lease and convey its properties and assets, (ii) conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted, (iii) enter into this Agreement and (iv) consummate the transactions contemplated hereby. The Seller holds and will hold on the Closing Date all necessary licenses and approvals required by Federal, state and local laws or regulations for the proper conduct of the business of the Seller.

   2.2 Ownership, Power and Authority Relative to Sale of Assets. The authorized capital stock of the Seller consists of 7,500,000 shares of Common Stock, no par value, of which 2,974,773 shares are validly issued and outstanding, fully paid and non-assessable. On or before the date of Closing, all necessary action, corporate or otherwise will have been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms. On or before the date of Closing, the stockholders of the Seller will have irrevocably approved this Agreement and the consummation of all transactions contemplated hereby at a duly called and properly held meeting or by consent in lieu of such a meeting.

   2.3 Subsidiaries. Imaginative Technology International Ltd. is a wholly owned subsidiary of the Seller and the Seller has no other subsidiary or other related party whom it controls or is controlled by or under control with or any other relationship with any other third party that is involved in the operation or business of the Seller. Set forth on Schedule 2.3 hereto are all assets and all liabilities of Imaginative Technology International Ltd.





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   2.4 Present Compliance with Obligations and Laws. The Seller is not (a) in violation of its Charter or by-laws; (b) in default in the performance of any material obligation, agreement or condition of any material debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any material indebtedness or terminate any material right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other material contract to which it is a party or by which it or any of the Purchased Assets are bound; or (d) in violation of any provision of law, regulation, administrative order or judicial order applicable to it or its business or the Purchased Assets.

   2.5 No Conflict With Obligations and Laws. The execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, will not (i) violate the Charter or by-laws of the Seller, (ii) violate any provision of law, statute, ordinance, judicial order or regulation applicable to the Seller, (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Seller is a party, or give any person the right to accelerate any material indebtedness or terminate any material right or (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which the Seller is a party or by which it or any of the Purchased Assets are bound.

   2.6 Financial Statements. The Seller has delivered to Buyer, attached to
Schedule 2.6 hereto, the following audited balance sheets of the Seller with respect to the fiscal years ended 1993, 1994, 1995 and 1996 and audited statements of income, retained earnings and cash flows for the period then ended, with all required footnotes, certified by Glenn Ingram & Company Ltd. independent public accountants (the "Audited Financial Statements"). The August 31, 1996 balance sheet included in the Audited Financial Statements is referred to as the "Base Balance Sheet." The December 31, 1996 balance sheet included in the Audited Financial Statements is referred to as the "Closing Balance Sheet." Said financial statements have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all respects and present fairly in all material respects the financial condition of the Seller at the dates of said statements and the results of its operations and cash flows for the periods covered thereby.

   2.7 Absence of Undisclosed Liabilities. As of the date of the Closing Balance Sheet, the Seller had, and as of the Closing the Seller will have, no material liabilities of any nature, whether accrued, absolute, known or unknown, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Closing Balance Sheet; (b) liabilities not in excess of Five Thousand Dollars ($5,000.00) arising in the ordinary course of business since the date of the Closing Balance Sheet; and (c) liabilities disclosed in
Schedule 2.7 hereto. There is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or condition of the Seller which has not been specifically disclosed herein or in a schedule furnished herewith.

   2.8 Absence of Certain Recent Changes. Except as disclosed in Schedule 2.8 hereto, since the date of the Closing Balance Sheet, the Seller has conducted its operations only in the usual and ordinary course of business and has not declared or paid any dividends or other





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distributions to Seller's stockholders or any redemptions of Seller's securities. The parties agree that Buyer shall have a credit toward the Purchase Price in the amount of one-half of the amount of the dividend paid to Seller's stockholders as disclosed in Schedule 2.8.

   2.9 Payment of Taxes. The Seller has filed all federal, state, local, and foreign government income excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by it, and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in
Section 2.7 above. All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Purchased Assets pursuant to this Agreement shall be paid or provided for by Seller after the Closing out of the consideration payable by Buyer hereunder. The federal income tax returns of the Seller have never been examined by the Internal Revenue Service and no extension of time for the assessment of deficiencies for any year is in effect. The provisions for taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of the Seller in respect of its respective businesses, properties and operations during the periods covered by said financial statements and all prior periods. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Seller, threatening to assert against the Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Except as set forth in Schedule 2.9 hereto, since August 31, 1996, the Company has not made any estimated tax payments on account of any taxes payable by Seller.

   2.10 Title to Properties; Liens; Condition of Properties.

                  (a) Set forth on Schedule 2.10 hereto is a listing of (i) all the real property owned by the Seller at the date hereof, (ii) all leases under which the Seller leases real property at the date hereof, (iii) a complete description of the machinery, equipment and other personal property with a fair market value or original purchase price in excess of $1,000 used or owned by the Seller as of the date hereof, and (iv) all leases under which the Seller leases any personal property at the date hereof with an original cost in excess of $1,000. Except as specifically disclosed in Schedule 2.10 or in the Base Balance Sheet, the Seller has good and marketable title in fee simple to all of its real and personal property, including property described in said schedule, and all of its leases are valid and subsisting and fully assignable by the Seller and no default exists under any thereof.

                 (b) None of the real or personal property owned or used by the Seller is subject to any mortgage, pledge, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance or other charge, except as specifically disclosed in Schedule 2.10 or in the Base Balance Sheet.

                 (c)    Except as otherwise specified in Schedule 2.10 hereto:

                 (i) all buildings, machinery and equipment of the Seller are in good repair, have been well maintained, substantially conform with all applicable ordinances, regulations and zoning or other laws, do not encroach on property of others, such machinery and equipment is in good working order and all buildings, machinery and equipment of the Seller are sufficient to carry on the business of the Seller as presently conducted; and






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                 (ii) as of the date hereof, there is no pending or threatened change of any such ordinance, regulation or zoning or other law and there is no pending or threatened condemnation of any such property.

  2.11 Collectibility of Accounts Receivable. All of the accounts receivable of the Seller shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve shown on the Base Balance Sheet, will be valid and enforceable claims which arose out of transactions with unaffiliated parties, fully collectible within 90 days from invoice date through the Seller's normal means of collection and subject to no set-off or counterclaim.

  2.12 Inventories. All inventories of finished goods and raw materials of the Seller reflected on the Base Balance Sheet are, and those existing at the Closing will be, of a quality and quantity saleable and useable in the ordinary course of the business of the Seller at prevailing market prices without discounts. The Parties shall, within 90 days after the Closing, review all inventories of finished goods and raw materials to identify obsolete and unsaleable inventory items and to verify the amounts and values placed on inventories in the books and records of the Seller. All inventory items shown on the Base Balance Sheet are, and those are existing at the Closing will be, priced at lower of cost (FIFO) or market, and reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable through regular distribution channels in the ordinary course of the business of the Seller. Subject to write-downs complying with the preceding sentence, the values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of the Seller and were determined in accordance with generally accepted accounting principles, practices and methods, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements, and none are at prices in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory, after allowing for selling expenses and a normal profit margin. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices, and in no event less than cost.

2.13             Intellectual Property Rights.

                 (a) Set forth on Schedule 2.13(a) hereto is a complete and correct list of all licenses, trademarks (whether registered or unregistered), service marks, trade names, and applications for registration of the foregoing, patents, patent applications and copyrights, owned or used by the Seller (all such property required to be so set forth, whether or not actually listed, is referred to herein as the "Intellectual Property"). The Seller has good title to the Intellectual Property required to be designated as owned by it on Schedule 2.13(a) free and clear of all licenses, sub-licenses or encumbrances except as set forth on Schedule 2.13(a). All licenses and other agreements pursuant to which any item of Intellectual Property, as well as any computer software, is licensed or used by the Seller are valid, binding and enforceable, and there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a default by the Seller or by any other party thereto. The Seller has not received notice or claim that its title to or use of the Intellectual Property, as well as any material trade secrets or confidential information, is impaired, encumbered or invalid or is unenforceable by the Seller. The Seller's use of any of the Intellectual Property, as well as any material trade secrets or confidential information, does not infringe upon any intellectual property owned by any other person, and there is no claim or action pending, or threatened with respect thereto. There has been no infringement or improper use of any item of the Intellectual Property or any material trade secrets or confidential information, by any third party within the past five years and there is no action or proceeding instituted by the Seller in which an act allegedly constituting an infringement of any of the rights to any item of the Intellectual Property was alleged to have been committed by a third party.

                 (b) Set forth on Schedule 2.13(b) hereto ("Intangible Personal Property") is an accurate and complete list of all non-competition, non-solicitation, confidentiality and related covenants or agreements to which the Seller is a party or are related to the business of the Seller. All such agreements are valid, binding and effective against the Seller and against the other parties thereto, and there are no defaults or events or conditions which, after notice or lapse of time or both, would constitute a default by the Seller or by any other party thereto.

2.14             Contracts and Commitments.

                 (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 1.2 hereto, the Seller is not a party to nor subject to:
                 (i) any contract or agreement for the purchase of any commodity, material, ------------ equipment or asset, except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding in the aggregate $25,000;

                 (ii) any other contracts or agreements creating any obligations of the Seller after the date of the Base Balance Sheet of $5,000 or more with respect to any such contract or agreement, other than sales and purchase commitments in the ordinary course of business;

                 (iii)any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                 (iv) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Seller (or its successor or assign) within one year after the date hereof;

                 (v) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                 (vi) any contract with any sales agent or distributor of products of the Seller;

                 (vii)any contract containing covenants limiting the freedom of the Seller to compete in any line of business or with any person or entity, except as set forth on Schedule 2.14 hereto; or

                 (viii) any license or franchise agreement (as licensor or licensee or franchisor or franchisee).

                 (b) The Seller is not in default under any contracts, commitments, plans, agreements or licenses described in Schedule 1.2, nor does the Seller have knowledge of any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer. For the purposes hereof, a supplier or customer is material if it accounts for more than 10% of the orders or sales, as the case may be, of the Seller.


2.15             Labor and Employee Relations.

                 (a) Except as shown on Schedule 2.15 hereto, there are no currently effective consulting or employment agreements or other material agreements with individual consultants or employees to which the Seller is a party. Complete and accurate copies of all such written agreements have been delivered to Buyer. Also shown on Schedule 2.15 are the name and rate of compensation (including all bonus compensation) of each officer, employee or agent of the Seller whose annual rate of compensation (including all bonus compensation) is in excess of $20,000.

                 (b) Except as shown on Schedule 2.15, none of the employees of the Seller is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. The Seller has complied in all material respects with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending, or, to the knowledge of the Seller, overtly threatened, with respect to the employees of the Seller.

                 (c) There are no complaints against the Seller pending or, to the knowledge of the Seller, overtly threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Seller.

                 (d) There is no contingent liability for sick leave, vacation time, severance pay or similar items not set forth on the Base Balance Sheet or on Schedule 2.15. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

                 (e) The Seller has provided to Buyer a complete description of all employment policies under which the Seller has operated or which has been communicated to its employees.


2.16              ERISA; Compensation and Benefit Plans.

                  (a) Schedule 2.16(a) hereto describes all of the employee compensation and benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) offered, maintained or contributed to by Seller for the benefit of current or former employees or directors of Seller, or with respect to which Seller has or may have any liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA) (collectively, the "Benefit Plans") which shall be assumed by Buyer. Seller has incurred no obligation for any withdrawal liability or liability to make any other contributions with respect to any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Seller has no liability, whether direct or indirect, actual or contingent, with respect to any employee pension plan as defined in Section 3(2) of ERISA, and which is intended to meet the qualification requirements of the Code that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA, whether or not terminated (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA).

                 (b) With respect to each Benefit Plan described in Section 2.16(a) hereto, Seller has delivered to Buyer true and complete copies of: (i) any and all plan documents (including, but not limited to, all amendments thereto) and agreements (including, but not limited to, trust agreements, insurance contracts, and custodial and investment management agreements); (ii) any and all material employee communications (including, but not limited to, all summary plan descriptions and material modifications thereto, claims, review policies, distribution forms, and loan documents, as applicable); (iii) all returns or reports required at any time within the last five (5) years by ERISA or the Code (including, but not limited to, the five (5) most recent actuarial reports, if applicable); (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter received from the Internal Revenue Service (the "Service"), if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, a current estimate of accrued and anticipated liabilities thereunder.

                 (c) With respect to each Benefit Plan described on Schedule 2.16(a) hereto and except as set forth on Schedule 2.16(c) hereto, (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which Seller or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes nor any audits or investigations by any governmental authority are pending or threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which Seller or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions (including, without limitation, normally anticipated matching or discretionary contributions under defined contribution plans), premiums, and other payment obligations have been accrued on the consolidated financial statements of Seller in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) Seller has expressly reserved the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; and (ix) no such plan requires Seller to continue to employ any employee or director.

                 (d) With respect to each Benefit Plan described on Schedule 2.16(a) hereto and except as set forth on Schedule 2.16(d) hereto, (i) no such plan is, or has ever been, subject to Title IV of ERISA; (ii) there is no excess of actuarial accrued liabilities or "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), over the fair market value of Plan assets as of the Closing Date; (iii) there has been no "accumulated funding deficiency," whether or not waived, and no missed "quarterly contributions," (as these terms are defined in ERISA); (iv) the funding methods used are acceptable under ERISA; (v) the actuarial assumptions used are and have been reasonable, both individually and collectively and calculated as if the participants receive lump sum payments upon plan termination; (vi) there has been no "reportable event" (as defined in Section 4043 of ERISA); (vii) there has been no termination or partial termination; (viii) there has been no filing with the Pension Benefit Guaranty Corporation ("PBGC") of an intent to terminate such plan, nor has the PBGC instituted any proceedings to terminate such plan; (ix) no lien has been created under Section 412(n) of the Code or Section 302(f) of ERISA; (x) the Seller has not received a notice of deficiency or liability or a demand for payment from, incurred any liability to, been assessed a penalty by, or had a lien perfected or enforced by the PBGC; and
(xi) if such plan is a multiemployer pension plan to which the Seller is obligated under to make contributions, there would be no withdrawal liability under Title IV of ERISA upon the cessation of contributions to such plan as of the day of the Closing.

                 (e) With respect to each Benefit Plan described on Schedule 2.16(a) hereto which provides welfare benefits of the type described in Section 3(1) of ERISA: except as set forth on Schedule 2.16(e) hereto, (i) no such plan provides medical or death benefits with respect to current or former employees or directors of Seller, or their dependents, beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B of the Code; (ii) each such plan has been administered in compliance with Sections 601- 609 of ERISA and 4980B of the Code; (iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of
Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums.

                 (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay other than to Philip L. Allen pursuant to a prior agreement with the Seller, the obligations for which shall be solely that of the Seller; (ii) accelerate the time of payment or vesting under any Benefit Plan; or (iii) increase the amount of compensation or benefits due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

2.17 Environmental Matters.

                 (a) Except as disclosed in Schedule 2.17 hereto, any and all waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by the Seller have always been and are being generated, used, stored or treated on or at any of the properties or facilities owned or leased by the Seller (for the purposes of this Section, a "Site") according to federal, state and local laws, regulations and ordinances. Copies of any and all filings made or documents prepared under Illinois Law and under Title III of the Superfund Amendments and Reauthorization Act of 1986, including without limitation material safety data sheets and chemical lists, have been provided to Buyer.

                 (b) Except as disclosed in a schedule hereto, no petroleum, oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by the Seller have ever been, are being, are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site. Seller has provided Buyer with copies of all notices filed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or comparable state law, including without limitation any reports, whether oral or written, made to the National Response Center, or other agencies.

                 (c) Except as disclosed in a schedule hereto, no petroleum, oil, hazardous substances or hazardous waste have ever been shipped by or for the Seller to other sites or facilities for treatment, storage or disposal, and the Seller has received no notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. Seller has provided Buyer with copies of all manifests documenting disposal of hazardous substances relating to operations of the Seller.

                 (d) Except as disclosed in a schedule hereto, all hazardous materials and toxic substances have been shipped by the Seller in accordance with all applicable federal, state and local laws, regulations and ordinances, including The Hazardous Materials Transportation Act, the regulations of the Department of Transportation, and any corresponding state or local statute and regulations adopted pursuant to said act.

                 (e) All underground tanks and other underground storage facilities located at any Site are disclosed in a schedule hereto and copies of all notifications made to federal, state or local authorities pursuant to the Resource Conservation and Recovery Act relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such underground tanks and other underground storage facilities are in violation of any federal, state or local environmental law, regulation or ordinance.

                 (f) Except as disclosed in a schedule hereto, all wells, water discharges and other water diversions on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer, and do not violate, any applicable federal, state or local law, regulation or ordinance.

                 (g) Except as disclosed in a schedule hereto, the Seller has all necessary and applicable air permits and licenses, and has properly registered (for air pollution control purposes) all air emitting devices used by and activities conducted by it, as required by applicable federal, state or local law, regulation or ordinance. Copies of all such permits have been provided to Buyer.

                 (h) Except as disclosed on a schedule hereto, all asbestos insulated equipment or areas on any Site are in compliance with all applicable federal, state and local laws, current regulations, and ordinances.

                 (i) For purposes of this section, "hazardous waste", "hazardous substances", "hazardous material", "oil", "petroleum", "toxic substances", "manifest", "material safety data sheets", and "response action" shall have the meaning set forth in the Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation and Liability Act, The Hazardous Materials Transportation Act, The Federal Water Pollution Control Act, The Toxic Substances Control Act, and corresponding state and local statutes, and ordinances and any amendments, or successor legislation to such Acts, or as currently defined in any federal, state or local regulations adopted pursuant to such Acts.

2.18 Permits.    The Seller holds all licenses, permits and franchises which are required to permit it to conduct its businesses as presently conducted, and all such licenses, permits and franchises are listed on Schedule 2.18 hereto and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same.

2.19 Warranty or Other Claims. Seller knows of, or has reason to know of, no existing or threatened claims, or any facts upon which a claim could be based, against the Seller for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against the Seller for renegotiation or price redetermination of any business transaction, and Seller has no knowledge of any facts upon which any such claim could be based.

2.20 Litigation. Except for matters described in Schedule 2.20 hereto, there is no litigation pending (or, to the knowledge of the Seller, threatened) against the Seller and there are no outstanding court orders, court decrees, or court stipulations to which the Seller is a party or by which any of its assets are bound, any of which (a) question this Agreement or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Seller, or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Seller. Seller has no reason to believe that any such action, suit, proceeding or investigation may be brought against the Seller.

2.21             Borrowings and Guarantees. Except as shown on Schedule
2.21 hereto, there are no agreements and undertakings pursuant to which the Seller (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.

2.22 Financial Service Relations and Powers of Attorney. All of the arrangements which the Seller has with any bank depository institution or other financial services entity, whether or not in the Seller's name, are completely and accurately described on Schedule 2.22 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof. The Seller has no outstanding power of attorney.

2.23 Insurance. Schedule 2.23 contains a complete and correct list of all policies of insurance maintained by the Seller (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. Except for amounts deductible under policies of insurance described on such schedule or with respect to risks assumed as a self-insurer and described on such schedule, the Seller has not been at any time, subject to any liability as a self-insurer of the business or assets of the Seller that is reasonably likely to have a material adverse effect upon the business, assets, revenues, condition (financial or otherwise) or prospects of the Seller. Except as set forth on the schedule, there are no claims pending or, to the knowledge of Seller , overtly threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms.

2.24 Minute Books. The minute books of the Seller have been provided to Buyer for inspection, accurately record all action taken by the shareholders, board of directors and committees thereof, and reflect an accurate list of all stockholders of Seller.

2.25 Finder's Fee. Seller has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

2.26 Transactions with Interested Persons. Except as set forth on Schedule 2.26 hereto, to the knowledge of the Board of Directors and officers of the Seller, no officer, supervisory employee, director or stockholder of the Seller, or their respective spouses or children, (a) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Seller, or any organization which has a material contract or arrangement with the Seller, or (b) has any contract or agreement with the Seller other than as disclosed on a Schedule hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

2.27 Absence of Sensitive Payments. Neither the Seller nor, to the knowledge of the Seller, any of the Seller's directors, officers, agents, stockholders or employees:

                 (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

                 (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                 (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

2.28 Disclosure of Material Information. Neither this Agreement nor any exhibit hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of the Seller. There is no fact which materially adversely affects the business, condition (financial or otherwise) or prospects of the Seller which has not been set forth herein.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to the Seller as follows:

3.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

3.2 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

3.3 No Conflict With Obligations and Laws. The execution, delivery and performance of this Agreement by the Buyer, and the consummation of the transactions contemplated hereby, will not (i) violate the Buyer's Charter or by-laws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound which would materially affect the performance by Buyer of its obligations under this Agreement; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to Buyer.

3.4 Financial Statements. The Buyer's consolidated financial statements as of September 30, 1996 which have been delivered to the Seller, fairly present the financial condition and the results of operations of the Buyer of said date. Such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently and present fairly the consolidated financial condition of Buyer as at the date thereof.

3.5 Litigation. There is no litigation pending or, to the knowledge of Buyer, threatened against Buyer which will have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

3.6 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

SECTION 4. COVENANTS OF SELLER.

Seller hereby covenants and agrees with Buyer as follows:

4.1 Conduct of Business. Between the date of this Agreement and the Closing, and except as set forth in Schedule 4.1 hereto, Seller will do the following unless Buyer shall otherwise consent in writing:

                 (a) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                 (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $1,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                 (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                 (d) refrain from making any change or incurring any obligation to make a change in its Charter or by-laws or authorized or issued capital stock, except as contemplated by this Agreement;

                 (e) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of Seller;

                 (f) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

                 (g) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

                 (h) use its best efforts to prevent any change with respect to its banking arrangements;

                 (i) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

                 (j) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule of Insurance heretofore delivered to Buyer or equivalent insurance with any substitute insurers approved by Buyer;

                 (k) permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request, and give Buyer access to Seller's customers for the purposes of due diligence; and

                 (l) refrain from paying any estimated tax payments of any nature whatsoever.

4.2 Authorization from Others. Prior to the Closing, Seller will have obtained all authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.

4.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon Seller's becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations and warranties of Seller contained in or referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

4.4 Consummation of Agreement. Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain all necessary authorizations or approvals of its stockholders and Board of Directors, to the sale of assets contemplated by this Agreement, which shall include as integral parts thereof:

                 (a) the transfer to Buyer of the Purchased Assets upon the terms and conditions set forth in this Agreement; and

                 (b) authorization to the officers and directors of Seller to discharge all debts and obligations of Seller (other than those assumed by Buyer hereunder), and to distribute in liquidation the purchase price received by Seller as provided herein.

4.5              Covenant Not to Compete. The Seller understands that the
Buyer is entering into this Agreement with the intention of continuing to operate the Seller's business at the present location or at some other location which the Buyer may determine will best serve its needs. The Seller further understands that the Buyer's ability to successfully operate the business it is acquiring as contemplated by this Agreement substantially depends upon the Buyer's ability to establish and maintain relationships with its existing and potential customers. Accordingly, the Seller and each of the individuals listed on Schedule 6.5 hereto (the "Named Individuals") agree that for a period of two
(2) years from the later of the Closing Date or the date on which such Named Individual is no longer employed by the Buyer:

                 (a) The Seller and each Named Individual will not directly or indirectly operate, engage in, build, invest in, consult to or assist in the development of, hold an ownership interest in, be employed by, serve as an independent contractor to, or have any other financial interest or management role with any entity or business which competes with the business or manufacturing activities being acquired hereunder;

                 (b) The Seller and each Named Individual will not (i) hire, seek to hire or assist any third party in hiring any employee or independent contractor of the Seller or anyone who had been an employee or independent contractor of the Seller on or after the date of this Agreement to engage in business activities or manufacturing that are in competition with the business activities or manufacturing that were performed by the Seller at any time, (ii) induce or attempt to induce anyone who at any time prior to the expiration of such two (2) year period has had or has been offered an employment or independent contractor relationship with the Seller to terminate such relationship or not to accept such relationship or (iii) otherwise interfere with the employment or other contractual relationship of the Seller; and

                 (c) The Seller and each Named Individual will not induce or attempt to induce (i) any customer of the Seller not to remain a customer of the Buyer after Closing or (ii) any customer of the Seller to terminate its relationship with the Seller or, after closing, with the Buyer.

SECTION 5. COVENANTS OF BUYER.

Buyer hereby covenants and agrees with the Seller as follows:

5.1 Authorization from Others. Prior to the Closing, Buyer will have obtained all authorizations, consents and permits of others required to permit the consummation by Buyer of the transactions contemplated by this Agreement.

5.2 Consummation of Agreement. The Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Buyer will obtain any approvals of its stockholders or Board of Directors which may be required in order to consummate the transactions contemplated hereby.

5.3 Securities Law Filings. Buyer shall, following the Closing, prepare and file a report on Form 8-K, as required, pursuant to the Securities and Exchange Act of 1934, as amended.

5.4 Payment of Assumed Liabilities. Buyer shall timely pay or discharge when due the Assumed Liabilities, except for such liabilities and obligations which the Buyer contests in good faith and for which the Buyer holds Seller harmless.

SECTION 6. CONDITIONS TO OBLIGATIONS OF BUYER.

The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Section 6 will have been accomplished.

6.1 Shareholder Authorization. This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the holders of at least 90% of the outstanding shares of Seller's Common Stock at a duly called and properly held meeting.

6.2 Dissenting Stockholders. Holders of not more than 10% of the shares of the Common Stock of Seller shall have taken steps to preserve the rights of dissenting stockholders afforded by the laws of the state of incorporation of Seller, and Seller shall have delivered to Buyer a true and correct list of the names, addresses and numbers of shares held by each holder of dissenting shares of Seller and the steps taken by each such holder as required by the laws of Seller's jurisdiction of incorporation governing appraisal rights.

6.3 Representations; Warranties; Covenants. Each of the representations and warranties of Seller contained in Section 2 shall be true and correct as though made on and as of the Closing; Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Seller shall have delivered to Buyer a certificate of Seller's President dated as of the Closing to the foregoing effect and further confirming that the conditions set forth in
Section 6.1 with respect to shareholder authorization and in Section 6.2 with respect to dissenting shares of Seller have been fulfilled. All of Buyer's due diligence investigations shall have met with Buyer's satisfaction.

6.4 Opinion of Seller's Counsel.

                 (a) At the Closing, Buyer shall have received from Patnaude, Videbeck & Marsh, counsel for Seller, an opinion dated as of the Closing, substantially in the form set forth as Exhibit 6.4 hereto.

                 (b) In rendering the foregoing opinion such counsel may, when reasonable, state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on
(i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of Seller, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel for Seller rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

6.5 Non-Competition Contracts. Seller shall have delivered to Buyer non-competition agreements executed by certain stockholders, directors and officers of the Seller as listed on Schedule 6.5 hereto, having substantially the terms and conditions of Exhibit 6.5 attached hereto.

6.6 Agreements with Management. As of the Closing Date, Buyer and Philip L. Allen shall have executed a mutually agreeable letter of engagement.

6.7 Approval of Buyer's Board of Directors. There shall have been no determination by the Board of Directors of Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer or Seller.

6.8 Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

6.9 Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) or pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

6.10 FIRPTA Certificate. At the Closing, the Seller will deliver to Buyer a certificate which satisfies the requirements of the regulations under Section 1445 of the Internal Revenue Code of 1986, as amended.

6.11 Value of the Business. At the Closing, the Seller's balance sheet shall reflect a net worth (including tangible and intangible assets) of not less than $1,650,000. For the purpose of this Section 6.10, the value of the Seller's assets shall be deemed to be the aggregate book value thereof at the Closing, net of depreciation and other reserves, determined in accordance with generally accepted accounting principles, practices and methods, consistently applied. The determination of whether the condition contained in this Section 6.10 has been satisfied shall be made by KPMG Peat Marwick.

SECTION 7. CONDITIONS TO OBLIGATIONS OF SELLER.

The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Section 7 will have been accomplished.

7.1 Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 3 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President of Buyer dated as of the Closing to such effect.

7.2 Opinion of Buyer's Counsel.

                 (a) At the Closing, Seller shall have received from Brown, Rudnick, Freed & Gesmer, P.C., counsel for Buyer, an opinion dated as of the Closing, substantially in the form of Exhibit 7.2.

                 (b) In rendering said opinion, such counsel may, when reasonable, state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on
(i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Seller and its counsel, of officers of Buyer, and (iii) an opinion or opinions in form and substance satisfactory to Seller and its counsel, of other counsel satisfactory to Seller and its counsel. In the event such counsel for Buyer rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Seller and its counsel.

SECTION 8.  TERMINATION OF AGREEMENT.

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated by mutual consent of the Parties or by the Buyer or the Seller if the conditions set forth in Section 6 or Section 7 to be performed by the other party have not been or cannot be satisfied and has not been waived on or before February 14, 1997. In the event of termination by agreement of the Parties, the sum of Twenty Thousand Dollars ($20,000) previously delivered to Seller as a "good faith" binder (the "Binder") shall be returned to Buyer, in full or in part, as the Parties then determine. In the event of termination by Buyer as a result of failure under Section 6, the Binder shall be returned in full to Buyer. In the event of termination by Seller as a result of failure under Section 7 or termination by Buyer where conditions of Section 6 are met, Seller shall retain the Binder and such amount shall be deemed non-refundable.

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

9.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

9.2 Collection of Assets. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items required to be transferred by it to Buyer pursuant to the provisions hereof.

9.3 Payment of Debts and Refund of Cash. Seller shall as promptly as possible after the Closing pay all debts and obligations not to be assumed by Buyer hereunder, including the payment of all taxes related to the transactions contemplated hereby and the operations of the Seller for all periods prior to Closing.

9.4              Retention of Employee Records. Subsequent to the Closing,
Buyer shall retain for a period of at least one year the employee records of and files of Seller.

9.5 Dissolution of Corporate Entity. Buyer acknowledges that, subsequent to the Closing and at the earliest date permitted by law, Seller intends to dissolve its corporate entity and distribute its assets.

SECTION 10. INDEMNIFICATION.

10.1             Definitions. For purposes of this Section 10:

                 "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

                 "Buyer's Indemnified Persons" means the Buyer, its respective directors, officers, employees, stockholders and agents.

                 "Indemnified Person" means any person entitled to be indemnified under this Section 10.

                 "Indemnifying Person" means any person obligated to indemnify another person under this Section 10.

                 "Seller's Indemnified Persons" means the Seller.

                 "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

10.2             Indemnification by Sellers.

                 (a) Subject to the limitations in paragraph (b) below, Seller agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                 (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 2.1, 2.2, 2.4, 2,7, 2.9, 2.10, and 2.17) made by Seller in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                 (ii) resulting from or arising out of any breach of any of the representations or warranties made by Seller pursuant to Section 2.1, 2.2, 2.4, 2.7, 2.9, 2.10 or 2.17;

                 (iii) resulting from or arising out of any breach of any covenant or agreement made by Seller in or pursuant to this Agreement;

                 (iv) in respect of any liability or obligation of Seller not included in the Assumed Liabilities;

                 (v) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.21, except to the extent of reserves with respect thereto on the Base Balance Sheet; or

                 (vi) resulting from or arising out of any liability, payment or obligation in respect of any taxes owing by the Seller of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, ending on or before the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet;

                 (vii) resulting from or arising out of any governmental or third party claims for damages or clean-up costs under any environmental law arising out of the operations of the Seller on or before the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet.

                 (b) The right to indemnification under paragraph (a) is subject to the following limitations:

                 (i) Seller shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                 (A) for claims under clause (i) of paragraph (a) above, a period of two (2) years from the Closing Date;

                 (B) for claims under clauses (iii), (v), (vi) and (vii) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations; and

                 (C) for claims under clauses (ii) and (iv) of paragraph (a) above, without limitation as to time.

                 (ii) Indemnification for claims under paragraph (a)(i) shall be payable by the Sellers hereunder only if the aggregate amount of all of Losses hereunder by the Buyer's Indemnified Persons shall exceed $20,000.

10.3             Indemnification by Buyer.


                 (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Seller's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

                 (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; and

                 (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement.

                 (b) The right to indemnification under paragraph (a) above is subject to the limitation that Buyer shall have no liability under paragraph (a) unless a Seller's Indemnified Person gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                 (i) for claims under clause (a)(i) above, two (2) years from the Closing Date; and

                 (ii) for claims under clause (a)(ii), for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

10.4           Defense of Third Party Actions.

                 (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Section 10.

                 (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                 (c) By written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

                 (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

                 (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                 (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

10.5             Miscellaneous.

                 (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 10.2(a) and Seller's Indemnified Persons shall be entitled to indemnification under Section 10.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person.

                 (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

10.6 Payment of Indemnification. Any indemnity payable pursuant to this Section 10 other than pursuant to Section 10.3 shall be paid pursuant to the terms of the Escrow Agreement and any claims for indemnification under this
Section 10 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person if the Indemnifying Person does not dispute the claim, or within five (5) days of resolution of any claim and the extent disputed.

SECTION 11. MISCELLANEOUS.

11.1 Bulk Sales Law. Buyer and Seller waive compliance with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors and Seller agrees to indemnify and hold Buyer harmless from, and to reimburse Buyer for, any loss, cost expenses liability or damage (including reasonable counsel fees, disbursements and expense) which Buyer suffers or incurs by virtue of noncompliance with such laws and obligations imposed on vendors under the Bulk Sales Act, or the equivalent, as a result of the transactions contemplated by this Agreement.

11.2 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Purchased Assets hereunder shall be charged to or paid by Buyer or included in any account of Seller as of the Closing.

11.3 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or
(b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

If to the Seller, to:

Foam
Cutting Engineers, Inc.
1235 National Avenue
Addison, Illinois 60101-3179
Attention: President

with a copy to:

Robert Marsh, Esquire
Patnaude, Videbeck & Marsh
Terrace Executive Center, Court C
1 South 376 Summit Avenue
Oakbrook Terrace, Illinois 60181

If to the Buyer, to:

UFP Technologies, Inc.
172 East Main Street
Georgetown, Massachusetts 01833
Attention: President

with a copy to:

Gordon R. Penman, Esquire
Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, Massachusetts 02111

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

11.4 Publicity and Disclosures. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of Buyer.

11.5 Confidentiality. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Seller in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder unless such information is or hereafter becomes public information.

11.6 Entire Agreement. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

11.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

11.8 Assignability. This Agreement may not be assigned otherwise than by operation of law (a) by Buyer without the prior written consent of Seller, or (b) by Seller without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Seller hereunder) and rights to assert claims against Seller in respect of breaches of representations, warranties or covenants of Seller hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Seller might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.9 Amendment. This Agreement may be amended only by a written agreement executed by Buyer and the Sellers.

11.10 Governing Law; Venue.

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated.

                 (b) Any claim, action, suit or other proceeding initiated by any of the Sellers' Indemnified Persons against Buyer, or by any of the Buyer's Indemnified Persons against any Seller, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the Commonwealth of Massachusetts, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Seller and Buyer hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Sellers and Buyer hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

11.11 Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law. Seller acknowledges that the business of Seller is unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Seller refuses to perform its obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

11.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

11.13 Effect of Table of Contents and Headings. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

Dated:  January  31 , 1997
BUYER:                                      UFP TECHNOLOGIES, INC.


                                            By: /s/ R. Jeffrey Bailly
                                                Name:  R. Jeffrey Bailly
                                                Title:  President


SELLER:                                     FOAM CUTTING ENGINEERS, INC.

                                            By:/s/ Philip L. Allen
                                                Name:  Philip L. Allen
                                                Title:  President


                                            IMAGINATIVE TECHNOLOGY
                                                  INTERNATIONAL, LTD.

                                            By:/s/ Philip L. Allen
                                                Name:  Philip L. Allen
                                                Title:  President

                         Omitted Schedules and Exhibits



Schedule 1.2(a)             Assigned Contracts
Schedule 1.3                Bonus Amounts Owed to Sales People
Schedule 1.11               Allocation of Purchase Price
Schedule 1.15               Real Property Description
Schedule 2.3                Assets and Liabilities of Imaginative
                            Technologies International Ltd.
Schedule 2.6                Financial Statements
Schedule 2.7                Liabilities of Seller
Schedule 2.8                Recent Changes
Schedule 2.9                Estimated Tax Payments
Schedule 2.10               Properties; Liens, Security Interests,
                            Claims, Encumbrances
Schedule 2.13(a)            Intellectual Property
Schedule 2.13(b)            Intangible Personal Property
Schedule 2.14               Limitation on Right to Compete
Schedule 2.15               Labor and Employee Relations
Schedule 2.16(a)            Compensation and Benefit Plans
Schedule 2.16(c)            Benefit Plans
Schedule 2.16(d)            Benefit Plans
Schedule 2.16(e)            Benefit Plans
Schedule 2.17               Environmental Matters
Schedule 2.18               Permits
Schedule 2.20               Litigation
Schedule 2.21               Borrowings and Guarantees
Schedule 2.22               Financial Service Relations
Schedule 2.23               Insurance
Schedule 2.26               Transactions with Interested Persons
Schedule 4.1                Conduct of Business
Schedule 6.5                Non-Competition Contracts


Exhibit 1.2(a)              Assumption Agreement
Exhibit 1.4                 Escrow Agreement
Exhibit 1.13                Bill of Sale and Conveyance
Exhibit 6.4                 Legal Opinion of Seller's Counsel
Exhibit 6.5                 Non-Competition Contract
Exhibit 7.2                 Legal Opinion of Buyer's Counsel


The Registrant undertakes to supply copies of the omitted Schedules and Exhibits to the Commission upon request.